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                                                                    EXHIBIT 23.5
                           CONSENT OF UBS WARBURG LLC


We hereby consent to the use of our opinion letter dated July 1, 2001 to the Board of Directors of Captec Net Lease Realty, Inc., included as Appendix B to the proxy statement-prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger involving Captec Net Lease Realty, Inc. and Commercial Net Lease Realty, Inc. and to the references to our firm in such proxy statement-prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 UBS WARBURG LLC


          By: /s/ Howard J. Margolis               By: /s/ Scott C. Butera
              ----------------------                   -------------------
          Howard J. Margolis                       Scott C. Butera
          Executive Director                       Executive Director

October 11, 2001